EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of ZeroFox Holdings, Inc. (the “Company”) for the fiscal quarter ended April 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy S. Bender, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 12, 2023

/s/ Timothy S. Bender
Timothy S. Bender Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to ZeroFox Holdings, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.